UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 23, 2019

U.S. WELL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38025	81-1847117
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1360 Post Oak Boulevard Suite 1800 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(832) 562-3730

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
CLASS A COMMON STOCK $0.0001, par value per share WARRANTS	USWS USWSW	NASDAQ Capital Market NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On May 23, 2019, U.S. Well Services, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (collectively, the “Purchasers”) to issue and sell in a private placement 55,000 shares of Series A preferred stock, par value $0.0001 per share (the “Preferred Shares”), and warrants (the “Warrants”) exercisable for shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), for an aggregate purchase price of $55 million. At the initial closing on May 24, 2019 (the “Initial Closing”), the Purchasers purchased all of the Preferred Shares and 2,933,333 Warrants. Subject to there being Preferred Shares outstanding, the Company will issue the remaining Warrants to the Purchasers in quarterly installments beginning nine months after the Initial Closing (each closing date of a transaction, the “Closing Date”). The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Purchasers. Crestview III USWS, L.P. and Crestview III USWS TE, LLC, two of the Purchasers, are part of an affiliate group which held, prior to the Initial Closing, an aggregate 29.99% ownership interest in the Company and is entitled to designate for nomination by the Company for election two directors to serve on the Company’s Board of Directors.

Certificate of Designations

At the Initial Closing and pursuant to the Purchase Agreement, the Company adopted and filed with the Secretary of State of the State of Delaware the Certificate of Designations of the Company (the “Certificate of Designations”) as an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (as amended, the “Charter”) to authorize and establish the rights, preferences and privileges of the Preferred Shares. The Preferred Shares are a new class of equity interests that rank senior to the Class A Common Stock and Class B common stock, par value $0.0001 per share, in the Company with respect to distributions. The Preferred Shares will have only specified voting rights, including with respect to the issuance or creation of senior securities, amendments to the Charter that negatively impact the rights of the Preferred Shares and the payment of dividends on, repurchase or redemption of Class A Common Stock.

Holders of the Preferred Shares will receive distributions of 12.00% per annum on the then-applicable liquidation preference for the first two years after issuance and 16.00% per annum on the liquidation preference thereafter. Distributions are not required to be paid in cash and, if not paid in cash, will automatically accrue and be added to the liquidation preference.

The Company has the option, but no obligation, to redeem the Preferred Shares for cash. If the Company notifies the holders that it has elected to redeem Preferred Shares, the holder may instead elect to convert such shares. If the Company funds the redemption with proceeds of an equity offering within one year of the Initial Closing, then any converting shares will convert at a ratio that is based on the higher of the price to the public in the offering and the ordinary conversion price, which shall initially be $6.67. Otherwise, such converting shares will convert by reference to the ordinary conversion price. In any event, the Preferred Shares converting in response to a redemption notice will net settle for a combination of cash and Class A Common Stock.

Following the first anniversary of the Initial Closing, each holder of Preferred Shares may convert all or any portion of its Preferred Shares into Class A Common Stock based on the then-applicable liquidation preference, subject to anti-dilution adjustments, at any time, but not more than once per quarter, so long as any conversion is for at least $1 million based on the liquidation preference on the date of the conversion notice.

Following the third anniversary of the Initial Closing, the Company may cause the conversion of all or any portion of the Preferred Shares into Class A Common Stock if (i) the closing price of the Class A Common Stock is greater than 130% of the conversion price for 20 days over any 30-day trading period; (ii) the average daily trading volume of the Class A Common Stock exceeded 250,000 for 20 days over any 30-day trading period; and (iii) the Company has an effective registration statement on file with the Securities and Exchange Commission (the “SEC”) covering resales of the underlying Class A Common Stock to be received upon such conversion.

Warrant Agreement

On May 24, 2019, in connection with the Initial Closing and pursuant to the Purchase Agreement, the Company entered into a Warrant Agreement between the Company and Continental Stock Transfer & Trust Company to provide for the issuance of the Warrants. Pursuant to the Warrant Agreement, the Warrants are exercisable into Class A Common Stock at an exercise price per share of Class A Common Stock equal to $7.66, subject to adjustment, beginning six months after issuance. The Warrants have a six year term.

Registration Rights Agreement

On May 24, 2019, in connection with the Initial Closing and pursuant to the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers relating to the registration of the Class A Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants (the “Registrable Securities”). Pursuant to the Registration Rights Agreement, the Company is required to use its commercially reasonable efforts to file a registration statement on or before September 23, 2019 and to cause such registration statement to become effective no later than May 25, 2020. In certain circumstances, and subject to customary qualifications and limitations, the holders of Registrable Securities will have piggyback registration rights on offerings of Class A Common Stock initiated by the Company, and selling Purchasers will have rights to request that the Company initiate up to two Underwritten Offerings (as defined in the Registration Rights Agreement) of Registrable Securities in any 365 day period.

The foregoing descriptions of the Purchase Agreement, Certificate of Designations, Warrant Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, which are filed herewith as Exhibit 10.1, Exhibit 3.1, Exhibit 4.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information regarding the private placement of Preferred Shares and Warrants set forth in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The private placement of the Preferred Shares and Warrants pursuant to the Purchase Agreement were undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

A summary of the rights, preferences and privileges of the Preferred Shares and other material terms and conditions of the Certificate of Designations is set forth in Item 1.01 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.03.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Designations, which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Initial Closing, the Company and USWS Holdings LLC (“Holdings”) entered into Amendment No. 1 (the “Amendment”), dated as of May 24, 2019, to the Amended and Restated Limited Liability Company Agreement of Holdings to provide for, among other things, the designation a new Series A preferred units of Holdings and the issuance of such Series A preferred units and warrants convertible into common units of Holdings in amounts which equal with the number of Preferred Shares and Warrants, respectively, issued or to be issued by the Company to the Purchasers pursuant to the Purchase Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed herewith as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designations dated May 24, 2019, of U.S. Well Services, Inc.

4.1	Warrant Agreement, dated May 24, 2019, between U.S. Well Services, Inc. and Continental Stock Transfer & Trust Company.

10.1	Purchase Agreement, dated May 23, 2019, by and among U.S. Well Services, Inc. and the Purchasers party thereto.

10.2	Registration Rights Agreement, dated May 24, 2019, by and among U.S. Well Services, Inc. and the Purchasers party thereto.

10.3	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of USWS Holdings LLC, dated May 24, 2019.

99.1	Press Release, dated as of May 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. WELL SERVICES, INC.

By:	/s/ Kyle O’Neill
	Name:	Kyle O’Neill
	Title:	Chief Financial Officer

May 24, 2019